DBS INDUSTRIES, INC.
                        100 Shoreline Highway, Suite 190A
                              Mill Valley, CA 94941
                                 (415) 380-8055




To the Stockholders of DBS Industries, Inc.:

        The accompanying Consent Statement is being furnished to you by DBS Industries, Inc. ("DBSI") in order to solicit your consent to amend DBSI's Certificate of Incorporation so that DBSI may increase its authorized number of shares of Common Stock from twenty million (20,000,000) to fifty million (50,000,000). The additional authorized shares are being sought in order to allow DBSI to potentially finance its capital requirements through the issuance of equity securities or debt obligations convertible into equity securities. The Consent Statement contains a more extensive discussion of the proposed amendment and the business reasons for the amendment, and therefore you should read the Consent Statement carefully. After you have read the Consent Statement and accompanying instructions, you should execute and return the enclosed form of Consent Card with respect to the proposed resolution. THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU APPROVE THE PROPOSED RESOLUTION TO INCREASE DBSI'S AUTHORIZED SHARES OF COMMON STOCK.

        Only stockholders of record at the close of business on February 12, 1999 are entitled to execute the form of Consent Card.

                                            By Order of the Board of Directors,



                                            Fred W. Thompson
                                            Chairman and President


February 16, 1999







IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED CONSENT CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY CONSENT GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE RECEIPT BY DBSI AND ITS TRANSFER AGENT OF UNREVOKED CONSENTS FROM THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF DBSI'S COMMON STOCK.

                              CONSENT STATEMENT OF
                              DBS INDUSTRIES, INC.
                        100 Shoreline Highway, Suite 190A
                              Mill Valley, CA 94941
                                 (415) 380-8055



                 Information Concerning the Consent Solicitation

        This Consent Statement is furnished to the stockholders of DBS Industries, Inc. ("DBSI") in connection with the solicitation of consents by DBSI's Board of Directors. Under applicable provisions of Delaware law, any action that may be taken at an annual or special meeting of stockholders may also be taken without a meeting, without prior notice, and without a vote, if unrevoked consents in writing to such action are signed by, in the case of the matters described in this Consent Statement, the holders of not less than a majority of the outstanding shares. The unrevoked written consents of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote on Friday, February 12, 1999, the record date for determining stockholders entitled to express consent to the actions proposed by DBSI in this solicitation (the "Consent Record Date"), must be obtained in order to effect the proposed resolution contained in the Consent Statement.

        DBSI will bear the entire cost of preparing, assembling, printing, and mailing consent materials furnished by the Board of Directors to stockholders. Copies of consent materials will be furnished to brokerage houses, fiduciaries, and custodians to be forwarded to beneficial owners of the Common Stock. In addition to the solicitation of consents by use of the mail, some of the officers, directors, employees, and agents of DBSI may, without additional compensation, solicit consents by telephone or personal interview, the cost of which DBSI will also bear.

        This Consent Statement and form of Consent Card were first mailed to stockholders on or about February 16, 1999. Stockholders are requested to mark, sign, and date the enclosed form of Consent Card promptly and return it in the envelope provided with these materials, which requires no postage if mailed in the United States.

                               GENERAL INFORMATION


Participants in the Solicitation

        This Consent Solicitation is being made by the Board of Directors of DBSI. DBSI is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission which may be reviewed by stockholders.

The Consent Procedure

        Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In the case of this consent solicitation by DBSI, written, unrevoked consents of the holders of a majority of the outstanding shares of Common Stock as of the Consent Record Date must be delivered to the Company or transfer agent, American Securities Transfer & Trust, Inc., P.O. Box 1596, Denver, Colorado 80201-1596, as described above to effect the actions as to which stockholder consents are being solicited hereunder.

        All consents, regardless of when dated, shall expire unless valid, unrevoked consents constituting a majority of the outstanding shares are delivered to the Company within 60 days of the earliest dated consent delivered to the Company or its transfer agent. If the holders of a majority of the outstanding shares of Common Stock as of the Consent Record Date approve the resolution increasing the authorized number of shares of DBSI's Common Stock, DBSI shall promptly amend its Certificate of Incorporation in conformity therewith and file the amended Certificate of Incorporation with the Delaware Secretary of State. DBSI shall also promptly notify the stockholders who have not consented to the actions taken as required by Delaware law.

Voting Rights

        DBSI is currently authorized to issue up to 20 million shares of Common Stock, par value $0.0004, and 5 million shares of preferred stock, par value $0.0004. As of February 12, 1999, 9,232,717 shares of Common Stock were issued and outstanding. No shares of preferred stock are outstanding.

        The enclosed Consent Card may only be executed by stockholders of record at the close of business on the Consent Record Date. Each share of Common Stock outstanding on the Consent Record Date entitled the record holder thereof to cast one vote.

        If a Consent Card is executed but no indication is made as to what action is to be taken, such Consent Card will be deemed to constitute a consent to the proposed resolution.

Solicitation of Consents

        Consents may be solicited by mail, telephone, and in person. Solicitation further may be made by the Company and its directors and officers. No such persons will receive compensation for such solicitation. Brokers, custodians, nominees, and fiduciaries will be requested to forward solicitation material to beneficial owners of the Common Stock. If your shares of Common
Stock are held in the name of a brokerage firm, bank nominee, or other institution, only it can sign the Consent Card with respect to your shares. The cost of the solicitation will be borne by the Company.

Revocability of Signed Consents

        A consent executed by a stockholder may be revoked at any time provided that a written, dated revocation is executed and delivered prior to the time that signed unrevoked consents by the holders of more than fifty percent (50%) of the Common Stock outstanding on the Consent Record Date have been delivered to the Company pursuant to Section 228 of the General Corporation Law of the State of Delaware. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The revocation may be delivered either to DBSI at 100
Shoreline Highway, Suite 190A, Mill Valley, CA 94941, or to DBSI's Transfer Agent, American Securities Transfer & Trust, Inc., P.O. Box 1596, Denver, Colorado 80201-1596.


       RESOLUTION TO AMEND DBSI'S CERTIFICATE OF INCORPORATION TO INCREASE
             THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE

        As stated above, DBSI is soliciting the consent of its shareholders to amend its Certificate of Incorporation so that it may issue additional shares of its Common Stock. The availability of additional share capital is needed by DBSI so that it may finance its planned business activities by means of the issuance of equity securities and debt instruments convertible into equity securities.

        DBSI, through its 20% interest in E-SAT, Inc. ("E-SAT"), proposes to construct, launch, and operate a system (the "E-SAT System") utilizing six non-voice, non-geostationary mobile ("Little LEO") satellites to provide two-way, low-cost data messaging services worldwide. E-SAT intends to launch Little LEO satellites to orbit the earth at altitudes of approximately 550 miles. Such satellites, with DBSI's technology, are capable of collecting and transmitting data at regular intervals from fixed devices such as meters in hard- to-access locations at a cost substantially less than that associated with manually retrieving the information. DBSI intends to provide data messaging services on a worldwide basis for the energy industry, including the gas, electric utility, and water industries, as well as other data messaging services for the vending machine and environmental monitoring industries.

        DBSI has been in the development stage since its inception and has not recognized any significant revenues. Traditionally, DBSI has relied on equity and debt financings to finance its operations. DBSI currently estimates that it will require approximately $115 million in capital expenditures and development and operating costs through the full deployment of the E-SAT System. The construction of the first two of the six planned satellites is required to commence by April 1999 pursuant to the terms of the Federal Communications Commission ("FCC") license granted to E-SAT. Toward meeting E-SAT's FCC requirements, DBSI recently entered into an Authorization to Proceed with Alcatel Space Industries, Paris to commence construction activities relating to the E-SAT System. Concurrent with the Authorization to Proceed, DBSI and Alcatel also signed a Memorandum of Understanding under which the parties are to negotiate in good faith until March 15, 1999, in an effort to agree upon a definitive end-to-end space craft contract to construct, launch, and operate six LEO satellites for the E-SAT network. The proposed contract would include a combination of fixed price and cost-plus-incentive components valued at approximately $111 million. Execution of the proposed contract is subject to a number of conditions including, but not limited to, approval by each party's board of directors and completion of a due diligence review of DBSI by Alcatel. No assurance can be given that the DBSI will be able to enter into any space craft agreement.

        In anticipation of its need for additional financing and the potential use of Common Stock for future acquistions, DBSI is seeking to amend its Certificate of Incorporation to provide for the authorization of up to 50,000,000 shares of common stock.

        Currently,   Section  5.01  of  DBSI's   Certificate  of   Incorporation
authorizes the issuance of only twenty million (20,000,000) shares of Common Stock as follows:

        The aggregate number of shares which the Company shall have authority to issue is Twenty- Five Million (25,000,000). Twenty Million (20,000,000) shares shall be designated "Common Stock" and shall have a par value of $0.0004. Five Million (5,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $0.0004. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors, may, from time to time, determine.

        The Board of Directors of DBSI hereby proposes adoption of the following resolution by DBSI's stockholders as follows:

        RESOLVED, that Section 5.01 of DBSI's Certificate of Incorporation is amended to read as follows:

        The aggregate number of shares which the Company shall have authority to issue is Fifty- Five Million (55,000,000). Fifty Million (50,000,000) shares shall be designated "Common Stock" and shall have a par value of $0.0004. Five Million (5,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $0.0004. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors, may, from time to time, determine.

        DBSI is currently negotiating for the issuance of shares of Common Stock that would assist in the construction of the E-SAT system. The actual number of shares to be issued, if any, as well as the price per share, will be determined by a number of factors, including the current price of a share of DBSI Common Stock, DBSI's future prospects, and negotiations between the parties. No assurances can be given that DBSI will enter into any contracts involving the issuance of shares of Common Stock to assist in the construction of the E-SAT system.

        If DBSI chooses to issue additional shares of Common Stock, existing shareholders' ownership in the aggregate could be subject to dilution. Notwithstanding this potential dilution, DBSI believes that the adoption of the proposed amendment is in the best interest of DBSI because it may provide capital to DBSI in furtherance of its business objectives.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE
RESOLUTION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK.

        If you have any questions about giving your consent or require any assistance, please contact, DBS Industries, Inc., 100 Shoreline Highway, Suite 190A, Mill Valley, CA 94941; telephone: (415) 380-8055; Attention:
Ellen Coll.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information as of February 12, 1999, with respect to the beneficial ownership of the Company's Common Stock for
(i) each director, (ii) all directors and officers of the Company as a group, and (iii) each person known to the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock.


Name and Address of                                  Beneficially and
Beneficial Owner                                      Record Owned(1)       Percent of Class

Fred W. Thompson                                         868,267(2)                  9.4%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

E.A. James Peretti                                       425,000(4)                  4.6%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

Michael T. Schieber                                      344,614(3)                  3.7%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

H. Tate Holt                                             153,254(5)                  1.7%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

Jerome W. Carlson                                        103,125(6)                  1.1%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

Officers and Directors as a Group (5 persons)            1,894,260                  20.5%

Astoria Capital Partners, L.P.
6600 Southwest 92nd Street, Suite 370                   2,000,000(7)                21.7%
Portland, OR 97223

Microcap Partners, L.P.                                  500,000(7)                  5.4%
6600 Southwest 92nd Street, Suite 370
Portland, OR 97223

(1) The persons named in the table have sole voting and investment power with respect to all of the Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to the table.

(2) Includes (i) 15,418 shares held by Mr. Thompson; (ii) 474,558 shares held in Thompson 1996 Revocable Trusts; and (iii) options to purchase 312,500 shares at $0.531 per share expiring January 1, 2006, and 4,125, and 61,666 shares of Common Stock exercisable at $0.584 per share and expiring December 31, 2000, and December 31, 2002, respectively.

(3)    Includes (i) 215,625 shares held jointly with spouse,  Arlene  Schieber,
       (ii) 6,505 held solely by Mr. Schieber, (iii) 3,075 held solely by Ms. Schieber, of which shares Mr. Schieber disclaims beneficial ownership, and (iv) options to purchase 13,750, 12,534 and 37,500 shares of Common Stock all exercisable at $1.4375 per share which expire on February 15, 2005, February 15, 2006 and April 30, 2006, respectively, and options to purchase 27,500 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, and options to purchase 28,125 shares of Common Stock at $2.1875 which expire on May 12, 2008.

(4) Options to purchase 375,000 and 50,000 shares of Common Stock exercisable at $0.531 per share, which expire January 1, 2006 and December 31, 2007.

(5) Includes (i) 4,821 shares held solely by Mr. Holt, (ii) 16,667 shares held by Holt & Associates, Inc., of which Mr. Holt is the sole shareholder, and (iii) options to purchase 7,808 and 75,000 shares of Common Stock all exercisable at $1.4375 per share which expire December 31, 2006 and April 30, 2006, respectively, and options to purchase 20,833 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, and options to purchase 28,125 shares of Common Stock at $2.1875 per share which expire May 12, 2008.

(6) Includes 37,500 shares held by Mr. Carlson, options to purchase 37,500 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, and options to purchase 28,125 shares of Common Stock at $2.1875 per share which expire May 12, 2008.

(7) Of the shares of Common Stock beneficially owned, one-half represent shares of Common Stock and the remaining one-half represent shares of Common Stock that may be immediately acquired pursuant to warrants.



YOUR CONSENT IS EXTREMELY IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.

                                             DBS Industries, Inc.

                                             By Order of the Board of Directors,



                                             Fred W. Thompson,
                                             Chairman and President

Mill Valley, California
February 16, 1999

                              DBS Industries, Inc.
                        100 Shoreline Highway, Suite 190A
                              Mill Valley, CA 94941


          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of record of DBS Industries, Inc. ("DBSI") on February 12, 1999, hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value
$0.0004 per share, of the Company held by the undersigned, to each of the following actions without a meeting, without prior notice and without a vote.

DBSI STRONGLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY
CONSENT TO THE PROPOSED RESOLUTION SET FORTH IN THE CONSENT STATEMENT, PROVIDING FOR:

1.      Approval  of  the   proposed   amendment   to  DBSI's   Certificate   of
        Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000.

        CONSENT _______    CONSENT WITHHELD ________       ABSTAIN _______

        If no space is marked above with respect to the proposed resolution, the undersigned will be deemed to consent to such resolution.

PLEASE SIGN, DATE, AND RETURN THIS CONSENT CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign below exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. If the signatory is a partnership, please sign in the partnership name by an authorized person.

                      ---------------------------
                      Number of Shares Held


                      --------------------------- ---------------------------
                      Name (Print)                Name (Print) (if held jointly)

Dated: _________      ___________________________ ___________________________
                      Signature                   Signature (if held jointly)


                      --------------------------- ---------------------------
                      (Address)                   (Address)


                      --------------------------- ---------------------------
                      (City, State, Zip)          (City, State, Zip)